POWER OF ATTORNEY

FOR

KEITH NAMIOT

The undersigned principal, being President and a Director of The Guardian Insurance & Annuity Company, Inc. (“GIAC”), does hereby constitute and appoint Patrick Ivkovich and Rob Negron, each as his true and lawful attorney and agent, authorized, empowered and directed to take all action necessary, on behalf of GIAC, in the capacity indicated above, in order to comply with the applicable law, regulation, and the rules, forms, and requirements of the U.S. Securities and Exchange Commission (“SEC”), the authority to execute, sign, deliver, and file initial registration statements, amendments to registration statements and other product-related filings on behalf of the Company and its SEC-registered separate accounts with the SEC in connection with the Company’s products, whether existing or developed thereafter, and relating to:

(1)

The variable universal life insurance policy bearing the ‘33 Act registration number of 333-222952 and marketed under the name Flexible Solutions® VUL (2018) and issued through Separate Account N of GIAC;

(2)

The variable universal life insurance policy bearing the ‘33 Act registration number of 333-148736 and marketed under the name Flexible Solutions Variable Universal Life Gold and issued through Separate Account N of GIAC;

(3)

The variable universal life insurance policy bearing the ‘33 Act registration number of 333-126483 and marketed under the name Flexible Solutions Variable Universal Life and issued through Separate Account N of GIAC;

(4)

The variable universal life insurance policy bearing the ‘33 Act registration number of 333-35350 and marketed under the name Park Avenue Millennium Series-Survivorship Variable Universal Life and issued through Separate Account N of GIAC;

(5)	The variable life insurance policy bearing the ‘33 Act registration number of 333-32101 and marketed under the name Park Avenue Life (’97) and issued through Separate Account K of GIAC;

(6)	The variable life insurance policy bearing the ‘33 Act registration number of 33-83412 and marketed under the name Park Avenue Life (’95) and issued through Separate Account K of GIAC;

(7)	The variable universal life insurance policies bearing the ‘33 Act registration number of 333-151073 and marketed under the name Executive Benefits VUL and issued through Separate Account N of GIAC;

(8)

The variable universal life insurance policies bearing the ’33 Act registration number of 333-188304 and marketed under the name Flexible Solutions® VUL III and issued through Separate Account N of GIAC;

(9)	The variable life insurance policy bearing the ‘33 Act registration number of 333-43682 and marketed under the name Park Avenue Life – Millennium Series® and issued through Separate Account K of GIAC;

(10)

The variable universal life insurance policy bearing the ‘33 Act registration number of 333-92475 and marketed under the name Park Avenue Variable Universal Life (VUL) – Millennium Series® and issued through Separate Account N of GIAC;

(11)

The variable universal life insurance policy bearing the ‘33 Act registration number of 333-35681 and marketed under the name Park Avenue Variable Universal Life (VUL) – 97 Form and issued through Separate Account M of GIAC;

(12)

The variable life insurance policy bearing the ‘33 Act registration number of 033-25153 and marketed under the name Select Guard Annual Premium Variable Life Insurance Policy (Select Guard) and issued through Separate Account C of GIAC; and

(13)

The variable life insurance policy bearing the ‘33 Act registration number of 002-97765 and marketed under the name Value Plus Single Premium Variable Life Insurance Policy (Value Plus) and issued through Separate Account B of GIAC.

as such attorneys and agents shall deem necessary or appropriate. The undersigned hereby ratifies and confirms his respective signature as it may be signed by said attorneys and agents. This instrument shall not be affected by my subsequent disability or incompetence.

I hereby declare that a photostatic, xerographic or similar copy of this original instrument shall be as effective as the original thereof.

I hereby further revoke any and all powers of attorney previously given by me with respect to said registration statement, provided that this revocation shall not affect the exercise of such power prior to the date hereof.

This power of attorney shall remain in full force and effect until the undersigned is no longer a director of GIAC, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has duly executed this power of attorney on October  1, 2026.

Principal:

/s/ Keith Namiot
Keith Namiot

Witness:	/s/ Patrick Tucker

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